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                                                                  Exhibit (g)(2)


[THE BANK OF NEW YORK LOGO]



                               CUSTODY AGREEMENT
                               (U.S. Securities)
                 (Banks Broker/Dealers and Investment Managers)


         AGREEMENT, dated as of 6-22-01 between Centura Bank, Inc. ("Customer") and The Bank of New York ("Custodian").


                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following words shall have the meanings set forth below:

         1. "AUTHORIZED PERSON" shall be any person, whether or not an officer or employee of Customer, duly authorized by Customer to give Oral and/or Written Instructions with respect to one or more Accounts, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

         2. "BNY AFFILIATE" shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

         3. "BOOK-ENTRY SYSTEM" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

         4. "BUSINESS DAY" shall mean any day on which Custodian, Book-Entry System and relevant Depositories are open for business.

         5. "DEPOSITORY" shall include the Depository Trust Company and any other securities depository or clearing agency (and their respective successors and nominees) registered with the Securities and Exchange Commission or otherwise authorized to act as a securities depository or clearing agency.

         6. "ORAL INSTRUCTIONS" shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

         7. "U.S. SECURITIES" shall include, without limitation, securities held in the Book-Entry System or at a Depository, common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein.

         8. "WRITTEN INSTRUCTIONS" shall mean any notices, instructions or other instruments in writing received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person by letter, telex, facsimile transmission, Custodian's on-line communication system, or any other method whereby Custodian is able to verify with a reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.


                                   ARTICLE II
                      APPOINTMENT OF CUSTODIAN; ACCOUNTS;
                         REPRESENTATIONS AND WARRANTIES

         1. (a) Customer hereby appoints Custodian as custodian of all U.S. Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold U.S. Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and demand deposit accounts in which Custodian will hold U.S. Securities and cash as provided herein. Such accounts (each, an "Account"; collectively, the "Accounts") shall be in the name of Customer, or with Custodian's prior approval (which may be withheld in Custodian's sole discretion), in the names of third parties.
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                                       -2-

         (b) Customer acknowledges and agrees that it shall be liable to Custodian as a principal for the satisfaction of all obligations and liabilities, arising in connection with the Accounts without regard to any rights or recourse Customer may have against any third party for reimbursement of such obligations and liabilities.

         2. Customer hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each Oral or Written Instruction given by Customer, that:

         (a) Customer is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

         (b) This Agreement has been duly authorized, executed and delivered by Customer, constitutes a valid and legally binding obligation of Customer, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Customer prohibits Customer's execution or performance of this Agreement;

         (c) With respect to Accounts established in the name of third parties, Customer has been duly authorized to enter into and perform all transactions contemplated hereby and to take actions and give Oral and Written Instructions with legal and binding effect upon such third parties and their respective Accounts; and

         (d) Either Customer owns the U.S. Securities in the Accounts free and clear of all liens, claims, security interests and encumbrances (except those granted herein) or, if the U.S. Securities in an Account are owned beneficially by others, Customer has the right to pledge such U.S. Securities to the extent necessary to secure Customer's and the beneficial owner's obligations hereunder, free of any right of redemption or prior claim by the beneficial owner. Custodian's security interest pursuant to Article V hereof shall be a first lien and security interest subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute), and Customer shall take any and all additional steps which Custodian requires to assure itself of such priority and status, including notifying third parties or obtaining their consent to, Custodian's security interest.

         3. If Customer is a bank, Customer further represents and warrants to Custodian that:

         (a) Customer has established and presently maintains policies and procedures requiring Customer to obtain and verify information about the identity of its customers and which are reasonably designed to ensure that Customer is not being used as a conduit for money laundering or other illicit purposes; and

         (b) Customer has verified the identity of each third party in whose name an Account is established and maintained hereunder and made reasonable inquiries regarding the source of funds credited to such Account, and to the best of Customer's knowledge, no transaction through any Account is prohibited by applicable law, regulation or rule.


                                   ARTICLE III
                          CUSTODY AND RELATED SERVICES

         1. Subject to the terms hereof, Customer hereby authorizes Custodian to hold any U.S. Securities received by it from time to time for Customer's account. Custodian shall be entitled to utilize the Book-Entry System and Depositories to the extent possible in connection with its performance hereunder. U.S. Securities and cash deposited by Custodian in the Book-Entry System or a Depository will be held subject to the rules, terms and conditions of the Book-Entry System or such Depository. Custodian shall identify on its books and records the U.S. Securities and cash belonging to Customer, whether held directly or indirectly through the Book-Entry System or a Depository. U.S. Securities and cash of Customer deposited in the Book-Entry System or a Depository will be represented in accounts which include only assets held by Custodian for its customers.

         2. Custodian shall furnish Customer with an advice of daily transactions and a monthly summary of all transfers to or from the Accounts.

         3. With respect to all U.S. Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

         (a) Receive all income and other payments and advise Customer as promptly as practicable of any such amounts due but not paid;

         (b) Present for payment and receive the amount paid upon all U.S. Securities which may mature and advise Customer as promptly as practicable of any such amounts due but not paid;

         (c) Forward to Customer copies of all information or documents that it may receive from an issuer of U.S. Securities which, in the opinion of Custodian, are intended for the beneficial owner of U.S. Securities;
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                                      -3-


         (d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws nor or hereafter in effect in connection with the collection of bond and note coupons;

         (e) Hold directly, or through the Book-Entry System or a Depository all rights and similar U.S. Securities issued with respect to any U.S. Securities credited to an Account hereunder; and

         (f) Endorse for collection checks, drafts or other negotiable instruments.

         4. (a) Custodian shall notify Customer of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Custodian has received, from the issuer or the relevant Depository, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify Customer.

         (b) Whenever U.S. Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Customer or provide for discretionary action or alternative courses of action by Customer, Customer shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive Customer's Written Instructions at Custodian's offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such U.S. Securities (or such earlier date or time as Custodian may notify Customer). Absent Custodian's timely receipt of such Written Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such U.S. Securities.

         5. All voting rights with respect to U.S. Securities, however registered, shall be exercised by Customer or its designee. Custodian's only duty shall be to mail to Customer any documents (including proxy statements, annual reports and signed proxies) received by Custodian relating to the exercise of such voting rights.

         6. Custodian shall promptly advise Customer upon notification of the partial redemption, partial payment or other action affecting less than all U.S. Securities of the relevant class. If Custodian or a Depository holds any U.S. Securities in which Customer has an interest as part of a fungible mass, Custodian or such Depository may select the U.S. Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

         7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

         8. Customer shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto ("Taxes"), with respect to any cash or U.S. Securities held on behalf of Customer or any transaction related thereto, Customer shall indemnify Custodian for the amount of any Tax that Custodian or any withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Customer (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any U.S. Security and any proceeds or income from the sale, loan or other transfer of any U.S. Security. In the event that Custodian is required under applicable law to pay any Tax on behalf of Customer, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash for the timely payment of such Tax in the manner required by applicable laws. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify Customer of the additional amount of cash required, and Customer shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Customer is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of Customer under any applicable law, Custodian shall, or shall instruct the applicable withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; PROVIDED that Custodian shall have received from Customer all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by Customer to Custodian hereunder. Customer hereby agrees to indemnify and hold harmless Custodian in respect of any liability arising from any underwithholding or underpayment of, any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of this Agreement.


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         9. Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels. Customer may issue standing Written Instructions with respect to foreign exchange transactions but Custodian may establish rules or limitations concerning any foreign exchange facility made available to Customer. Customer shall bear all risks of holding cash denominated in a foreign currency. Without limiting the foregoing, Customer shall bear the risks that rules or procedures, imposed by Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of Customer of property held outside Customer's jurisdiction or denominated in a currency other than its home jurisdiction or the conversion of cash from one currency into another currency. Custodian shall not be obligated to substitute another currency for a currency whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Custodian shall not be liable to Customer for any loss resulting from any of the foregoing events.

         10. To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. Customer understands that certain pricing information with respect to complex financial instruments (E.G., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

         11. From time to time Custodian may make available to Customer or its agent(s) certain investment and analytic tools ("Tools") which may be used to evaluate Securities in the Account and compliance with Customer's investment guidelines and investment criteria. Such Tools, whether or not modified to meet specific needs of Customer, are provided "AS IS" and CUSTODIAN DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TOOLS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, CUSTODIAN SHALL NOT BE LIABLE FOR ANY LOSS, EXPENSE, DAMAGE, LIABILITY OR CLAIM SUFFERED OR INCURRED BY CUSTOMER OR ANY OTHER PERSON AS A RESULT OF USE OF, OR RELIANCE UPON, ANY TOOLS BY CUSTOMER OR ANY OTHER PERSON.

         12. The parties hereto agree not to disclose to any other party and to keep confidential the terms and conditions of this Agreement (including fee arrangements) and any amendment, supplement or Schedule hereto and any proprietary information (which has been labeled as such) that is delivered to either party in connection with this Agreement. In the event that any party hereto breaches any provision of this section, any other party shall be entitled to temporary and permanent injunctive relief against the breaching party without the necessity of proving actual damages. Notwithstanding the foregoing, Custodian may disclose Customer's name, address, securities position and other information to the extent required by law, the rules of any stock exchange or regulatory or self-regulatory organization or any order or decree of any court or administrative body that is binding on Custodian or any clearing corporation or the terms of the organizational documents of the issuer of any U.S. Security or the terms of any U.S. Security itself.


                                   ARTICLE IV
                      PURCHASE AND SALE OF U.S. SECURITIES;
                               CREDITS TO ACCOUNTS

         1. Promptly after each purchase or sale of U.S. Securities by Customer, Customer shall deliver to Custodian Written Instructions specifying all information necessary for Custodian to settle such purchase or sale. Custodian shall account for all purchases and sales of U.S. Securities on the actual settlement date unless otherwise agreed by Custodian.

         2. Customer understands that when Custodian is instructed to deliver U.S. Securities against payment, delivery of such U.S. Securities and receipt of payment therefor may not be completed simultaneously. Customer assumes full responsibility for all credit risks involved in connection with Custodians delivery of U.S. Securities pursuant to instructions of Customer.

         3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with Customer, credit an Account with the proceeds from the sale, redemption or other disposition of U.S. Securities or interest, dividends or other distributions payable on U.S. Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until Custodian shall have received immediately available funds which under applicable law or rule are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.
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                                      -5-

     4. Upon Customer's Oral or Written Instructions (which may include standing instructions), Custodian shall invest Customer's cash balances in certificates of deposit, savings accounts or other similar instruments issued by Custodian or a BNY Affiliate or in money market or other mutual funds for which Custodian or a BNY Affiliate may serve as investment advisor, administrator, custodian, shareholder servicing agent or other capacity, notwithstanding that Custodian or a BNY Affiliate collects fees from such mutual funds for providing such services.


                                   ARTICLE V
                           OVERDRAFTS OR INDEBTEDNESS

     1. If Custodian in its sole discretion advances funds hereunder or there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if Customer is for any other reason indebted to Custodian, Customer agrees to repay Custodian on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate ordinarily charged by Custodian to its institutional custody customers.

     2. If any advance of funds is made by Custodian to purchase, or to make payment on or against delivery of U.S. Securities hereunder, Custodian shall have a continuing security interest in and right of setoff against such U.S. Securities and the proceeds thereof, until such time as Custodian is repaid the amount of such advance. If at any time before such repayment the market value of such U.S. Securities is less than the amount of the advance made to finance their purchase, Custodian shall have a continuing security interest in and right of setoff against such additional U.S. Securities in the Account as is necessary for the repayment of such advance by Custodian to be fully secured.

                                   ARTICLE VI
                              CONCERNING CUSTODIAN

     1. (a) Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims including attorneys' and accountants' fees (collectively, "Losses") incurred by or asserted against Customer, except those Losses arising out of the negligence or wilful misconduct of Custodian. Custodian shall have no obligation hereunder for Losses which are sustained or incurred by reason of any action or inaction by the Book-Entry System or any Depository. In no event shall Custodian be liable to Customer or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.

     (b) Customer agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or a result of any action or inaction, or arising out of Custodian's performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by Customer; provided, that Customer shall not indemnify Custodian for those Losses arising out of Custodian's negligence or wilful misconduct. This indemnity shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of this Agreement.

     2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for, any losses incurred by Customer or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid U.S. Securities, or U.S. Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market.

     3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

     4. Custodian shall be under no obligation to take action to collect any amount payable on U.S. Securities in default, or if payment is refused after due demand and presentment.

     5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

     6. Customer shall pay to Custodian the fees and charges set forth in
Schedule I attached hereto (or as may be agreed upon from time to time) and such other fees and charges at Custodian's standard rates for such services as may be applicable. Customer shall reimburse Custodian for all costs associated with the conversion of Customer's U.S. Securities hereunder and the transfer of U.S. Securities and records kept in connection with this Agreement. Customer shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder. Custodian may debit any Account for amounts payable hereunder which remain in arrears for over 60 days.
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                                     -6-


     7. In addition to the rights of Custodian under applicable law and other agreements, at any time when Customer shall not have honored any and all of its obligations to Custodian, Custodian shall have the right without notice to Customer to retain or set-off, against such obligations of Customer, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of Customer, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to Customer. Any such asset of, or obligation to, Customer may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

     8. Custodian shall be entitled to rely upon any Written or Oral Instruction actually received by Custodian and reasonably believed by Custodian to be duly authorized and delivered. Customer agrees to forward to Custodian Written Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. Customer agrees that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian. If Customer elects to transmit Written Instructions through an on-line communication system offered by Custodian, Customer's use thereof shall be subject to the Terms and Conditions attached hereto as Appendix I.

     9. Upon reasonable request and provided Custodian shall suffer no significant disruption of its normal activities, Customer shall have access to Custodian's books and records relating to the Accounts during Custodian's normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Customer at Customer's expense.

    10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect.

    11. Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that Custodian shall use its best efforts to resume performance as soon as practicable under the circumstances.

    12. Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

    13. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

                                  ARTICLE VII
                                  TERMINATION

    Either party may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. Upon termination hereof, Customer shall pay to Custodian such compensation as may be due to Custodian, and shall likewise reimburse Custodian for other amounts payable or reimbursable to Custodian hereunder. Custodian shall follow such reasonable Oral or Written Instructions concerning the transfer of custody of records, U.S. Securities and other items as Customer shall give; provided, that (a) Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any U.S. Securities or cash remain in the Account, Custodian may deliver to Customer such U.S. Securities and cash. Upon termination of this Agreement, except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease.


                                  ARTICLE VIII
                                  MISCELLANEOUS

     1. Customer agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Oral Instructions and Written Instructions of such present Authorized Persons

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at One Wall Street - Financial Institutions Division, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Customer shall be sufficiently given if addressed to Customer, and received by it at its offices at_______________________________ _____________________________________, or at such other place as Customer may from time to time designate in writing.

         4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

         5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

         6. (a) This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Customer and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Customer hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Customer and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

         (b) FOR GOVERNMENTAL ENTITIES: To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer irrevocably agrees not to claim, and it hereby waives, such immunity.

         7. Notwithstanding the fact that Custodian may from time to time maintain Accounts in the name of third parties, the parties hereto agree that in performing hereunder, Custodian is acting solely on behalf of Customer and no contractual or service relationship shall be deemed to be established hereby between Custodian and any such third party or any other person.

         8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.




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                                      -8-



         IN WITNESS WHEREOF, Customer and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                      CENTURA BANK, INC.

                                      By:  /s/ illegible
                                        --------------------------------------
                                      Title: Securities Oper/Admin. Manager

                                      Tax Identification No: 56-1708585

                                      THE BANK OF NEW YORK

                                      By:   /s/ Mayra Sacco
                                         --------------------------------------
                                             Mayra Sacco
                                      Title: Vice President


          THE
        BANK OF
          NEW
          YORK